                         RECEIVABLES PURCHASE AGREEMENT


                          dated as of December 8, 1994


                                 by and between


                       NATIONAL AUTO FINANCE COMPANY L.P.


                                   as Seller,

                   and the other Subsidiaries of National Auto
                 Finance Company, L.P. from time to time parties
                             hereto, also as Sellers


                                       and


                               NAFCO FUNDING TRUST


                                  as Purchaser

                                TABLE OF CONTENTS


                                                                            Page

                                    ARTICLE I

                         AGREEMENT TO PURCHASE AND SELL

            SECTION 1.1  Agreement to Purchase and Sell....................  1
            SECTION 1.2  Timing of Purchases...............................  2
            SECTION 1.3  Consideration for Purchases.......................  3
            SECTION 1.4  No Recourse.......................................  3
            SECTION 1.5  No Assumption of Obligations Relating to
                           Receivables, Related Assets or Contracts........  3
            SECTION 1.6  True Sales........................................  3
            SECTION 1.7  [Reserved]........................................  3
            SECTION 1.8  Addition of Sellers...............................  3
            SECTION 1.9  Termination of Status as a Seller.................  4

                                   ARTICLE II

                          CALCULATION OF PURCHASE PRICE

            SECTION 2.1  Calculation of Purchase Price.....................  5

                                   ARTICLE III

                   PAYMENT OF PURCHASE PRICE; SERVICING, ETC

            SECTION 3.1  Purchase Price Payments...........................  6
            SECTION 3.2  The NAFCO Note....................................  6
            SECTION 3.3  Application of Collections and Other
                           Funds...........................................  7
            SECTION 3.4  Servicing of Receivables and Related
                           Assets..........................................  7
            SECTION 3.5  Repurchase Events.................................  8
            SECTION 3.6  Payments and Computations, Etc....................  9

                                   ARTICLE IV

                             CONDITIONS TO PURCHASES

            SECTION 4.1  Conditions Precedent to Initial Purchase..........  9
            SECTION 4.2  Certification as to Representations and
                           Warranties...................................... 10
            SECTION 4.3  Effect of Payment of Purchase Price............... 10




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                                                                            Page

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

            SECTION 5.1  Representations and Warranties of the
                           Seller.......................................... 11
            SECTION 5.2  Representations and Warranties of NAFCO........... 19

                                   ARTICLE VI

                         GENERAL COVENANTS OF THE SELLER

            SECTION 6.1  Affirmative Covenants............................. 19
            SECTION 6.2  Reporting Requirements............................ 22
            SECTION 6.3  Negative Covenants................................ 24

                                   ARTICLE VII

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                        RESPECT OF THE TRANSFERRED ASSETS

            SECTION 7.1  Rights of NAFCO................................... 26
            SECTION 7.2  Responsibilities of Seller........................ 27
            SECTION 7.3  Further Action Evidencing Purchases............... 27
            SECTION 7.4  Rights of NAFCO and Its Assignees................. 29
            SECTION 7.5  Notice to Trustee................................. 29
            SECTION 7.6  Acknowledgement of Transfer....................... 29

                                  ARTICLE VIII

                                   TERMINATION

            SECTION 8.1  Termination by the Seller......................... 29
            SECTION 8.2  Automatic Termination............................. 29

                                   ARTICLE IX

                                 INDEMNIFICATION

            SECTION 9.1  Indemnities by the Seller......................... 30

                                    ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.1  Amendments; Waivers, Etc......................... 30
            SECTION 10.2  Notices, Etc..................................... 31
            SECTION 10.3  Cumulative Remedies.............................. 31
            SECTION 10.4  Binding Effect; Assignability; Survival




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

                                                                            Page

                           of Provisions................................... 32
            SECTION 10.5  Governing Law.................................... 32
            SECTION 10.6  Costs, Expenses and Taxes........................ 32
            SECTION 10.7  SUBMISSION TO JURISDICTION....................... 33
            SECTION 10.8  WAIVER OF JURY TRIAL............................. 33
            SECTION 10.9  Integration...................................... 33
            SECTION 10.10 Execution in Counterparts........................ 33
            SECTION 10.11 No Partnership or Joint Venture.................. 33
            SECTION 10.12 No Proceedings................................... 33
            SECTION 10.13 Severability of Provisions....................... 34
            SECTION 10.14 Recourse to NAFCO................................ 34
            SECTION 10.15 Limitation of Liability.......................... 34




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

                                    EXHIBITS


EXHIBIT 3.2               Form of Non-Negotiable Promissory Note

EXHIBIT 4.1(a)            Form of Seller Assignment Certificate


                                    SCHEDULES

SCHEDULE 5.1(f)           Litigation and Other Proceedings


                                   APPENDICES

APPENDIX A                Definitions






                                       iv

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      THIS RECEIVABLES PURCHASE AGREEMENT (this "Agreement"), dated as of
December 8, 1994, is made by and between National Auto Finance Company L.P., a Delaware limited partnership, (the "Seller" or "National Auto"), and NAFCO Funding Trust, a Delaware business trust ("NAFCO"). Except as otherwise specifically provided herein, capitalized terms used in this Agreement have the meanings ascribed to such terms in Appendix A hereto, and this Agreement shall be interpreted in accordance with the conventions set forth in Parts B, C and D of Appendix A.

      WHEREAS, the Seller wishes to sell Receivables that it now owns and from time to time hereafter will own to NAFCO, and NAFCO is willing, on the terms and subject to the conditions contained in this Agreement, to purchase such Receivables from the Seller from time to time; and

      WHEREAS, NAFCO intends to transfer its interests in the Receivables sold pursuant hereto, together with Receivables contributed to NAFCO by the Seller from time to time, to the NAFCO Auto Receivables Master Trust in order to, among other things, finance its purchases hereunder;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                         AGREEMENT TO PURCHASE AND SELL

      SECTION 1.1 Agreement to Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement (including the conditions to purchases set forth in Article IV), the Seller agrees to sell, transfer, assign, set over and otherwise convey to NAFCO, and NAFCO agrees to purchase from the Seller, at the times set forth in Section 1.2, all of the Seller's right, title and interest in, to and under:

     (a) each Receivable (other than Contributed Receivables) that existed and was owing to the Seller as of the closing of Seller's business on the Initial Cut-Off Date,

     (b) each Receivable created by the Seller (other than Contributed Receivables) that arises during the period



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

          from and including the Initial Cut-Off Date to but excluding the Purchase Termination Date,

     (c) all Related Security with respect to all Receivables (other than Contributed Receivables) of the Seller,


     (d) all proceeds of the foregoing, including all Collections described above (other than Collections in respect of a Contributed Receivable) or Related Security with respect to any such Receivable, or otherwise applied to repay or discharge any such Receivable (including net proceeds of sale or other disposition of repossessed Financed Vehicles that were the subject of any such Receivable) or other collateral or property of any Obligor or any other party directly or indirectly liable for payment of such Receivables), and

     (e)  all Records relating to any of the foregoing.

      As used herein, (i) "Purchased Receivables" means the items listed above in clauses (a) and (b); (ii) "Related Purchased Assets" means the items listed above in clauses (c), (d) and (e); (iii) "Related Contributed Assets" means the items listed above in clauses (c), (d) and (e) as they relate to the Contributed Receivables, (iv) "Related Assets" means the Related Purchased Assets and the Related Contributed Assets; (v) "Purchased Assets" means the Purchased Receivables and the Related Purchased Assets; and (vi) "Transferred Assets" means the Purchased Receivables, the Contributed Receivables and the Related Assets. It is understood and agreed that the term "Receivables" includes the Purchased Receivables and the Contributed Receivables. NAFCO's foregoing commitment to purchase Purchased Assets is herein called the "Facility."

      SECTION 1.2 Timing of Purchases.

      (a) Initial Purchase. All of the Purchased Assets of the Seller that exist at the closing of Seller's business on the Initial Cut-Off Date automatically shall be deemed to have been sold to NAFCO on the Purchase Commencement Date without further action by any Person.

      (b) Regular Purchases. Except to the extent otherwise provided in Section 8.2, after the closing of Seller's business on the Initial Cut-Off Date until the closing of Seller's business on the Business Day immediately preceding the Purchase Termination Date, each Receivable and the Related Assets of

Seller shall be deemed to have been sold to NAFCO pursuant hereto immediately (and without further action by any Person) upon the acquisition of such Receivable by Seller, unless such Receivable and Related Assets have been contributed to NAFCO at such time.

      SECTION 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, NAFCO agrees to make Purchase Price payments to the Seller in accordance with Article III.

      SECTION 1.4 No Recourse. Except as specifically provided in this Agreement, the sale and purchase of Purchased Assets under this Agreement shall be without recourse to the Seller; it being understood that Seller shall be liable to NAFCO for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors.

      SECTION 1.5 No Assumption of Obligations Relating to Receivables, Related Assets or Contracts. Neither NAFCO, the NAFCO Trustee, the Administrator, any Certificateholder, nor the Trustee shall have any obligation or liability to any Obligor or other customer or client of Seller (including any obligation to perform any of the obligations of Seller under any Receivable, related Contracts or any other related purchase orders or other agreements). No such obligation or liability is intended to be assumed by NAFCO, the NAFCO Trustee, the Administrator, any Certificateholder, or the Trustee hereunder, and any such assumption is expressly disclaimed.

      SECTION 1.6 True Sales. The Seller and NAFCO intend the transfers of the Purchased Assets hereunder to be true sales by the Seller to NAFCO that are absolute and irrevocable and that provide NAFCO with the full benefits of ownership of the Purchased Assets, and neither the Seller nor NAFCO intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from NAFCO to the Seller.

      SECTION 1.7  [Reserved].

      SECTION 1.8 Addition of Sellers. Any Subsidiary of National Auto may become a seller hereunder and sell its receivables and property of the types that constitute Related Assets hereunder to NAFCO if (i) NAFCO consents and (ii) the Rating Agency Condition is satisfied with respect to such addition. National Auto and its Subsidiary that is proposed to be added as a seller shall give to NAFCO, the Trustee and the



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

Applicable Rating Agencies not less than thirty days' prior written notice of the effective date of the addition of such Subsidiary as a seller. Once such notice has been given, any addition of a Subsidiary of National Auto as a seller pursuant to this Section 1.8 shall become effective on the first Business Day following the expiration of such thirty-day period (or such later date as may be specified in such notice) on which the Rating Agency Condition has been satisfied and such Subsidiary and the parties hereto shall have executed and delivered such agreements, instruments and other documents and such amendments or other modifications to the Transaction Documents, in form and substance reasonably satisfactory to NAFCO and the Trustee, that NAFCO or the Trustee reasonably determines are necessary or appropriate to effect such addition.

      SECTION 1.9 Termination of Status as a Seller. (a) At any time when more than one Person is a Seller, a Seller (other than National Auto) may terminate its obligation to sell its Receivables and Related Assets to NAFCO if:

      (i) such Seller (a "Terminating Seller") shall have given NAFCO not less than thirty days' prior written notice of such Seller's intention to terminate such obligations, which notice shall be given by NAFCO to the Trustee and the Applicable

                  Rating Agencies;

      (ii) an Authorized Officer of National Auto shall have certified that the termination of the Terminating Seller as a Seller will not have a Material Adverse Effect;

      (iii) both immediately before and after giving effect to such termination by the Terminating Seller, no Amortization Event or Unmatured Amortization Event shall have occurred and be continuing or shall reasonably be expected to occur; and

      (iv) the Rating Agency Condition has been satisfied with respect to such termination and the Trustee has consented to such termination.

      Any termination by a Seller pursuant to this Section 1.9(a) shall become effective on the first Business Day that follows the day on which the requirements of foregoing clauses (a)(i) through (iv) shall have been satisfied (or such later date specified in the notice or certificate referred to in such clauses). Any termination by a Seller pursuant to this Section 1.9(a) shall terminate such Seller's right and obligation to sell Receivables and Related Assets hereunder to NAFCO and NAFCO's agreement, with respect to such Seller, to purchase such Receivables and Related Assets; provided, however, that such termination shall not relieve such Seller of any of its other Obligations, to the extent such Obligations related to Receivables (and Related Assets with respect thereto) originated by such Seller prior to the effective date of such termination.

      (b) A Seller's right and obligation to sell its Receivables and Related Assets to NAFCO shall terminate immediately if such Seller ceases to be a Subsidiary of National Auto; provided, however, that such termination shall not relieve such Seller of any of its other Obligations, to the extent such Obligations relate to Receivables (and Related Assets with respect thereto) originated by such Seller prior to the effective date of such termination.


                                   ARTICLE II

                          CALCULATION OF PURCHASE PRICE

      SECTION 2.1 Calculation of Purchase Price. (a) On each Business Day (including the Purchase Commencement Date), the Administrator shall deliver to NAFCO, the Trustee and the Seller a Daily Report with respect to NAFCO's purchases of Receivables from the Seller

            (i) that are to be made on such Business Day (in the case of the Daily Report to be delivered on the Purchase Commencement Date) or


            (ii) that were made on the immediately preceding Business Day (in the case of each subsequent Daily Report).

      (b) On each day when Receivables are purchased by NAFCO from the Seller pursuant to Article I hereof, the "Purchase Price" to be paid to the Seller on such day (in the case of the Purchase Commencement Date) or on the next Business Day for the Receivables and Related Assets that are to be sold by the Seller on such day shall be an amount equal to the sum of (i) the Amount Financed minus the Dealer Discount and (ii) the lesser of (a) the amount of any up-front insurance premium paid by the Seller for physical damage insurance on the related Financed Vehicle, and (b) $165.00.

                                   ARTICLE III

                  PAYMENT OF PURCHASE PRICE; SERVICING, ETC.


      SECTION 3.1  Purchase Price Payments.

            On the Purchase Commencement Date and on the Business Day following each day on which any Receivables are purchased from the Seller by NAFCO pursuant to Article I hereof, on the terms and subject to the conditions of this Agreement, NAFCO shall pay to the Seller the Purchase Price for the Receivables and Related Assets purchased on such day by NAFCO from the Seller by (i) making a cash payment (pro rata on the basis of the Purchase Price owing to each seller if there is more than one seller) to the Seller to the extent that NAFCO has cash available to make such payment pursuant to Section 3.3 and (ii) automatically increasing the principal amount outstanding under the Seller's NAFCO Note by the amount of the excess of the Purchase Price to be paid to the Seller for such Receivables and Related Assets over the amount of any cash payment made on such day to the Seller.

      SECTION 3.2 The NAFCO Note.

      (a) On the Purchase Commencement Date, NAFCO shall deliver to the Seller a promissory note, substantially in the form of Exhibit 3.2, payable to the order of Seller (each such promissory note, as the same may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory note issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being herein called a "NAFCO Note"), which NAFCO Note is subordinated to all Certificates now or hereafter arising under or in connection with the Pooling and Administration Agreement. The NAFCO
Note is payable in full on the date that is sixty (60) months after the Amortization Commencement Date. The NAFCO Note bears interest at a rate per annum equal to the rate publicly announced by the Trustee from time to time as its "reference" rate, determined as of each Determination Date. NAFCO may prepay all or part of the outstanding balance of the NAFCO Note from time to time without any premium or penalty, unless such prepayment would result in a default in NAFCO's payment of any other amount required to be paid by it under any Transaction Document.




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

      (b) The Administrator shall hold the NAFCO Note for the benefit of the Seller to whom such NAFCO Note was issued, and shall make all appropriate recordkeeping entries with respect to the NAFCO Note or otherwise to reflect the payments on and adjustments of the NAFCO Note. The Administrator's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on the NAFCO Note at any time. The Seller hereby irrevocably authorizes the Administrator to mark the NAFCO Note issued to Seller "CANCELLED" and to return the NAFCO Note to NAFCO upon the final payment thereof.

      SECTION 3.3 Application of Collections and Other Funds. If, on any day, NAFCO receives (a) remittance to NAFCO in respect of the Class C Certificates that it is not required to hold in trust for, or remit to, the Administrator or the Trustee pursuant to the Pooling and Administration Agreement or (b) proceeds of transfers pursuant to the Pooling and Administration Agreement, NAFCO shall apply such funds as follows:

            (i) first, to pay its existing expenses and to set aside funds for the payment of expenses that are then accrued;

            (ii) second, to pay the Purchase Price pursuant to Section 3.1 for Receivables and Related Assets purchased by NAFCO from the Seller on such day (in the case of the Purchase Commencement Date) or the next preceding Business Day; and

            (iii) third, in such order as NAFCO may elect, (A) to repay amounts owed by NAFCO to the Seller under the NAFCO Note or (B) to make distributions to National Auto to the extent permitted by law and the NAFCO Trust Agreement.

      SECTION 3.4 Servicing of Receivables and Related Assets. Consistent with NAFCO's ownership, as between the parties to this Agreement, of the Receivables and the Related Assets, NAFCO shall have the sole right to service, administer and collect the Receivables, to assign such right and to delegate such right to others (subject, in any event, to the terms and conditions of the Transaction Documents). Without limiting the generality of Section 10.4, the Seller hereby acknowledges and agrees that NAFCO shall assign to the Trustee for the benefit of the Certificateholders the rights and interests granted by the Seller to NAFCO hereunder and agrees to cooperate fully with the Administrator and the Trustee in the exercise of such rights. As more fully described in Section 7.4 and in the Pooling and Administration Agreement, the Trustee may only exercise the

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rights granted NAFCO pursuant to this Section 3.4 in the place of NAFCO (as assignee or otherwise) following the designation of an Administrator other than National Auto pursuant to Section 10.02 of the Pooling and Administration Agreement.

      SECTION 3.5  Repurchase Events.

            (a) The Seller hereby covenants and agrees with NAFCO, for the benefit of NAFCO, the Trustee and the Certificateholders, that the occurrence of a breach of any of the Seller's representations and warranties contained in
Section 5.1 hereof shall constitute events obligating the Seller to repurchase Receivables hereunder ("Repurchase Events"), at the Repurchase Price from NAFCO or from the Trust. The repurchase obligation of the Seller shall constitute the sole remedy to the Certificateholders, the Trustee, or NAFCO against the Seller with respect to any Repurchase Event.

            (b) With respect to all Receivables repurchased by the Seller pursuant to this Agreement, NAFCO shall assign, without recourse, representation or warranty, to the Seller all NAFCO's right, title and interest in and to such Receivables, and all security and documents relating thereto.

      SECTION 3.6 Payments and Computations, Etc. All amounts to be paid by the Seller to NAFCO or by NAFCO to the Seller hereunder shall be paid in accordance with the terms hereof no later than 1:00 p.m. (New York time) on the day when due in Dollars in immediately available funds to an account that NAFCO or the Seller shall from time to time specify in writing. Payments received after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Seller shall, to the extent permitted by law, pay to NAFCO, on demand, interest on all amounts not paid when due hereunder at 1% per annum above the interest rate on the NAFCO
Note in effect on the date such payment was due; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.


                                   ARTICLE IV

                             CONDITIONS TO PURCHASES

      SECTION 4.1 Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction

Document (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled to the satisfaction of NAFCO, and (ii) NAFCO shall have received each of the following, on or before the Closing Date, each (unless otherwise indicated) dated the date hereof or the Closing Date and each in form and substance satisfactory to NAFCO:

            (a) Seller Assignment Certificates. The Seller Assignment Certificate in the form of Exhibit 4.1(a) from the Seller, duly completed, executed and delivered by the Seller;

            (b) Good Standing Certificate of the Seller. A good standing certificate for National Auto, issued by the Secretary of State of Delaware;

            (c) Incumbency Certificate. A certificate of the Secretary or Assistant Secretary of the Seller certifying, as of a recent date reasonably acceptable to NAFCO, the names and true signatures of the officers authorized on Seller's behalf to sign this Agreement and the other Transaction Documents to be delivered by Seller hereunder (on which certificate NAFCO, the Trustee and the Administrator may conclusively rely until such time as NAFCO shall receive from the Seller (with a copy to the Trustee and the Administrator) a revised certificate meeting the requirements of this subsection (c);

            (d) Other Transaction Documents. Original copies, executed by each of the parties thereto in such reasonable number as shall be specified by NAFCO, of each of the other Transaction Documents to be executed and delivered in connection herewith; and

            (e) Opinions of Counsel. The following opinions of counsel, each in form and substance satisfactory to NAFCO: (i) opinions of Weil, Gotshal & Manges, special counsel to the Seller as to general corporate, UCC, true sale, non-consolidation and tax matters and (ii) an opinion of the General Counsel of the Seller as to certain corporate matters.

      Each seller which is added subsequent to the Closing Date pursuant to
Section 1.8 hereof shall furnish to NAFCO, prior to the sale of its Receivables, the items set forth in clauses (a), (b) and an opinion of counsel as to UCC matters and corporate matters above.

      SECTION 4.2 Certification as to Representations and Warranties. Seller, by accepting the Purchase Price paid for each purchase of Receivables generated by Seller and the Related Assets of Seller, shall be deemed to have certified, with respect to the Receivables and Related Assets to be sold by it on such day, that its representations and warranties contained in Article V are true and correct on and as of such day, with the same effect as though made on and as of such day and that no Amortization Commencement Date has occurred.


      SECTION 4.3 Effect of Payment of Purchase Price. Upon the payment of the Purchase Price (whether in cash or by an increase in the Seller's NAFCO Note pursuant to Section 3.1) for any Purchase, title to the Receivables and the Related Assets included in such Purchase shall rest in NAFCO, whether or not the conditions precedent to such Purchase were in fact satisfied; provided, however, that NAFCO shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      SECTION 5.1 Representations and Warranties of the Seller. In order to induce NAFCO to enter into this Agreement and to make purchases hereunder, Seller hereby makes the representations and warranties set forth in this Section
5.1 at the times and to the extent set forth in Section 4.2.

            (a) Organization and Good Standing. Seller is a limited partnership duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. Seller had at all relevant times, and now has, all necessary power, authority, and legal right to own and sell the Receivables and the Related Assets.

            (b) Due Qualification. Seller is duly qualified to do business and is in good standing (or is exempt from such requirement), and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals and where the failure so to qualify, to obtain such licenses and approvals or to preserve and maintain such qualification, licenses or approvals would have a reasonable likelihood of having a Material Adverse Effect.

            (c) Power and Authority; Due Authorization. Seller has (i) all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and (C) sell and assign Receivables and the Related Assets on the terms and subject to the conditions herein and therein provided and (ii) duly authorized by all necessary action such sale and assignment and the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for in this

      Agreement and the other Transaction Documents to which it is a party.

            (d) Valid Sale; Binding Obligations. Each sale made by Seller pursuant to this Agreement, and each contribution made to NAFCO pursuant to the NAFCO Trust Agreement, shall constitute a valid sale (except in the case of Contributed Receivables), transfer, and assignment of all of Seller's right, title and interest in, to and under the Receivables and the Related Assets of Seller to NAFCO which is perfected and of first priority under the UCC and otherwise, enforceable against creditors of, and purchasers from, Seller and free and clear of any Adverse Claim (other than any Adverse Claim arising solely as a result of any action taken by NAFCO hereunder or by the Trustee under the Pooling and Administration Agreement); and this Agreement constitutes, and each other Transaction Document to which Seller is a party when duly executed and delivered will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (e) No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to be signed by Seller and the fulfillment of the terms hereof and thereof will not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the Limited Partnership Agreement or (B) any indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Receivables or Related Assets other than pursuant to this Agreement and the other Transaction Documents, or (iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule, or regulation applicable to Seller or any of its properties of any court or of any federal, state, local or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller or any of its properties, which conflict, violation, breach or default, individually or in the aggregate, would have a reasonable likelihood of having a Material Adverse Effect.

            (f) Litigation and Other Proceedings. Except as described in

      Schedule 5.1(f), (i) there is no action, suit, proceeding or investigation pending or, to the best knowledge of Seller, threatened against Seller before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality and (ii) Seller is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority, that, in the case of each of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the sale of any Receivables or Related Assets by Seller to NAFCO, the issuance of the Seller Assignment Certificate or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that has a reasonable likelihood of materially and adversely affecting the performance by Seller of its obligations under this Agreement or any other Transaction Document or the validity or enforceability of this Agreement or any other Transaction Document, (D) seeks to affect adversely the income tax attributes of the purchases hereunder or the Seller Assignment Certificate, in the case of each of the foregoing whether under the United States federal income tax system or any state income tax system, or (E) individually or in the aggregate for all such actions, suits, proceedings and investigations, would have a reasonable likelihood of having a Material Adverse Effect.

            (g) Government Approvals. All authorizations, consents, orders and approvals of, or other action by, any Governmental Authority that are required to be obtained by the Seller, and all notices to and filings with any Governmental Authority that are required to be made by the Seller, in the case of each of the foregoing in connection with the conveyance of Receivables and Related Assets or the due execution, delivery and performance by the Seller of this Agreement, the Seller Assignment Certificate or any other Transaction Document to which it is a party and the consummation of the transactions contemplated by this Agreement, have been obtained or made and are in full force and effect, except where the failure to obtain or to make any such authorization, consent, order, approval, notice or filing, individually or in the aggregate for all such failures, would not have a reasonable likelihood of having a Material Adverse Effect.

            (h) Margin Regulations. No use of any funds obtained by Seller under this Agreement will conflict with or contravene any of Regulations G, T, U and X promulgated by the Federal Reserve Board from time to time.

            (i)  Quality of Title.

                  (i) Immediately before each purchase to be made by NAFCO
            hereunder and each contribution to be made under the NAFCO Trust Agreement to NAFCO, each Receivable and Related Asset of Seller which is then to be transferred to NAFCO hereunder or thereunder, and the related Contracts, shall be owned by Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by NAFCO hereunder or by the Trustee under the Pooling and Administration Agreement); and Seller shall have made all filings and shall have taken all other action under applicable law in each relevant jurisdiction in order to protect and perfect the ownership interest of NAFCO and its successors in such Receivables and Related Assets against all creditors of, and purchasers from, Seller.

                  (ii) Whenever NAFCO makes a Purchase or accepts a contribution under the NAFCO Trust Agreement, it shall have acquired a valid and perfected first priority ownership interest in each Transferred Asset, free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by NAFCO hereunder or by the Trustee under the Pooling and Administration Agreement).

                  (iii) No effective financing statement or other instrument similar in effect that covers all or part of any Receivable, any interest therein or any Related Asset with respect thereto is on file in any recording office except (x) such as may be filed (A) in favor of Seller in accordance with the Contracts, (B) in favor of NAFCO pursuant to this Agreement or the NAFCO Trust Agreement and
            (C) in favor of the Trustee, for the benefit of the Certificateholders, in accordance with the Pooling and Administration Agreement and (y) such as may have been identified to NAFCO prior to the Closing Date and termination statements relating to which have been placed with LEXIS Document Services for filing on the Closing Date or the first Business Day thereafter.

                  (iv) No purchase of an interest in any Receivable or Related
            Asset of Seller by NAFCO from Seller constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination under similar laws or principles or for any other reason.

                  (v) The purchase of Receivables and Related Assets by NAFCO from Seller constitutes a true and valid sale of such Receivables and Related Assets under applicable state law and true and valid assignments and transfers for consideration (and not merely a pledge of such Receivables and Related Assets for security purposes), enforceable against the creditors of Seller, and no Receivables or Related Assets transferred to NAFCO hereunder or under the NAFCO Trust Agreement shall constitute property of Seller.


            (j) Eligible Receivables. (i) On the date of each Purchase of Receivables hereunder and upon transfer of such Receivables to the Trust in accordance with the Pooling and Administration Agreement, each such Receivable, unless otherwise identified to NAFCO and the Trustee by the Administrator in the Daily Report for such date, is an Eligible Receivable, and (ii) on the date of each Daily Report or Distribution Date Statement which identifies a Receivable as an Eligible Receivable, such Receivable is an Eligible Receivable.

            (k) Accuracy of Information. All written information furnished on and after the Closing Date by Seller or any other NAFCO Person to NAFCO, the Administrator or the Trustee pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date such statement was made and in light of the circumstances under which such statements were made or such information was furnished.

            (l) Compliance with Applicable Laws. Seller is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all Governmental Authorities (federal, state, local or foreign, and including environmental laws), a violation of any of which, individually or in the aggregate for all such violations, would have a reasonable likelihood of having a Material Adverse Effect.

            (m) Investment Company Act. The Seller is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

            (n) Representations and Warranties. At the time that any Receivable is sold or transferred by the Seller to NAFCO, the Seller hereby represents and warrants that:

                  (i) Characteristics of Receivables. Each Receivable (a) shall have been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by National Auto from such Dealer under an existing dealer agreement, and shall have been validly assigned by such Dealer to National Auto, which in turn is being validly assigned pursuant to this Purchase Agreement by National Auto to NAFCO in accordance with the terms of this Agreement, (b) shall have created or shall create a valid, subsisting, and enforceable first priority security interest in favor of National Auto in the Financed Vehicle, which security interest is being assigned pursuant to this Purchase Agreement by National Auto to NAFCO, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (d) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed over an original term of no greater than 60 months and the related Contract and (e) has not been modified since its issuance date.

                  (ii) Compliance with Law. Each Receivable and the sale of the
            Financed Vehicle shall have complied in
            all material respects at the time it was originated or made and at the execution of this Agreement shall comply in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                  (iii) Binding Obligation. Each Receivable shall represent the genuine, legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally. No Obligor on a Contract is the United States of America, any state or local governmental agency or instrumentality, or any of the foregoing.

                  (iv) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment, and transfer thereof, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of National Auto as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of National Auto as secured party.

                  (v) Receivables in Force. No Receivable shall have been
            satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Receivable in whole or in part.

                  (vi) No Defenses. No Contract is subject to any asserted
            reduction (including any reduction on account of any offsetting account payable by the Seller to an Obligor or funds of an Obligor held by the Seller), cancellation, rebate (including any advertising rebate) or refund or any dispute, offset, counterclaim, lien or defense whatsoever;

                  (vii) No Liens. To the best of the Seller's knowledge, no
            liens or claims shall have been filed for work, labor, or materials relating to a Financed Vehicle that shall be liens prior to, or of equal priority with, the security interest in the Financed Vehicle granted by the Contract.

                  (viii) No Default. Except for payment defaults continuing for a period of not more than 45 days, no default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have arisen; and the Seller shall not waive any of the foregoing except as otherwise permitted hereunder.

                  (ix) Insurance. National Auto, in accordance with its
            customary procedures, shall have determined that the Obligor has obtained or agreed to obtain physical damage insurance covering the Financed Vehicle or the vehicle is protected by force-placed insurance.

                  (x) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to NAFCO and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than NAFCO. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, security interests, and rights of others; and, immediately upon the transfer thereof, NAFCO shall have good and marketable title to each Receivable, free and clear of all Liens, security interests, and rights of others and no offsets, defenses or counterclaims against it have been asserted or threatened; and the transfer has been perfected under the UCC.

                  (xi) Possession; One Contract. With respect to each
            Receivable, there is only one Contract, which Contract shall be held by the Servicer on behalf of NAFCO, pursuant to the Servicing Agreement.

                  (xii) All Filings Made. All filings (including, without
            limitation, UCC filings) necessary in any jurisdiction to give NAFCO a first priority perfected ownership interest in the Receivables shall have been made and shall remain in full force and effect.

                  (xiii) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the UCC.

                  (xiv) Delinquency. No Receivable is more than 45 days past due.

      SECTION 5.2 Representations and Warranties of NAFCO. From the date hereof until the Purchase Termination Date, NAFCO hereby represents and warrants that
(a) (i) this Agreement has been duly executed and delivered by NAFCO and (ii) constitutes NAFCO's valid, binding and legally enforceable obligation, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and (b) the execution, delivery and performance of this Agreement does not violate any applicable law or any agreement to which NAFCO is a party or by which its properties are bound.


                                   ARTICLE VI

                         GENERAL COVENANTS OF THE SELLER

      SECTION 6.1 Affirmative Covenants. From the Closing Date until the first day following the Purchase Termination Date on which all Obligations of the Seller shall have been finally and fully paid and performed and the Pool Balance shall have been reduced to zero, unless NAFCO shall otherwise give its prior written consent, the Seller hereby agrees that it will perform the covenants and agreements set forth in this Section 6.1.

            (a) Compliance with Laws, Etc. Seller will comply in all material respects with all applicable laws, rules, regulations, judgments, decrees and orders (including those relating to the Receivables, the Related Assets, the related

      Contracts of the Seller and any other agreements related thereto), where the failure so to comply, individually or in the aggregate for all such failures, would have a reasonable likelihood of having a Material Adverse Effect.


            (b) Preservation of Existence. Seller will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a reasonable likelihood of having a Material Adverse Effect.

            (c) Receivables Reviews. Seller shall, during regular business hours upon reasonable advance notice permit NAFCO and its agents or representatives, at the expense of Seller, (i) to examine and make copies of and abstracts from, and to conduct accounting reviews of, all Records in the possession or under the control of Seller relating to the Receivables or Related Assets generated by Seller, and (ii) to visit the offices and properties of Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to any Receivables or any Related Assets of Seller or the Seller's performance hereunder with any of the Authorized Officers of Seller or, with the prior consent of an Authorized Officer of Seller, with employees of Seller having knowledge of such matters (the examinations set forth in the foregoing clauses (i) and (ii) being herein called a "Seller Receivables Review"). NAFCO and its agents or representatives shall be entitled to conduct Seller Receivables Reviews whenever NAFCO, in its reasonable judgment, deems a Seller Receivables Review appropriate.

            (d) Keeping of Records and Books of Account. Seller shall maintain and implement or cause to be maintained and implemented, administrative and operating procedures (including, an ability to recreate records evidencing its Receivables and Related Assets in the event of the destruction of the originals thereof), and shall keep and maintain, or cause to be kept or maintained, all documents, books, records and other information which, in the reasonable determination of NAFCO and the Trustee, are necessary or advisable in accordance with prudent industry practice and custom for transactions of this type for the collection of all Receivables and the Related Assets. At any time after the occurrence and continuance of an

      Administrator Default, Seller will, upon NAFCO's request, deliver copies of all books and records maintained pursuant to this Section 6.1(d) to the Trustee. Seller shall maintain or cause to be maintained at all times accurate and complete books, records and accounts relating to the Receivables, Related Assets and Contracts and all Collections thereon in which timely entries shall be made. Such books and records shall be marked to indicate the sales of all Receivables and Related Assets hereunder.

            (e) Performance and Compliance with Receivables and Contracts. Seller will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts of the Seller related to the Receivables and Related

      Assets, the breach of which provisions, covenants or promises would have a reasonable likelihood of having a Material Adverse Effect.

            (f) Location of Records and Offices. Seller will keep its principal place of business and chief executive office, and the offices where it keeps all Records maintained by it at the addresses referred to in
      Schedule 5.1(f) or, upon not less than 30 days' prior written notice given by Seller to NAFCO, the Trustee and the Applicable Rating Agencies, at such other locations in jurisdictions where all action required by Section
      7.3 shall have been taken and completed.

            (g) Separate Existence of NAFCO. Seller hereby acknowledges that the Trustee, on behalf of the Trust, is entering into the transactions contemplated by the Transaction Documents in reliance upon NAFCO's identity as a legal entity separate from Seller and the other NAFCO Persons. Therefore, from and after the date hereof until the first day following the Purchase Termination Date on which all Obligations of the Seller shall have been fully paid and performed and the Pool Balance shall have been reduced to zero, Seller will, and will cause each other NAFCO Person to, take all reasonable steps to continue their respective identities as separate legal entities and to make it apparent to third Persons that each is an entity with assets and liabilities distinct from those of NAFCO and that NAFCO is not a division of the Administrator, Seller or any other Person.

            (h) Payment Instructions to Obligors. Seller will instruct all Obligors to submit all payments on Receivables and Related Assets directly to the Servicer Account.

            (i) Taxes. Seller will file all tax returns and reports required by law to be filed by it, will accrue in accordance with GAAP for all taxes payable by it and will pay all taxes and governmental charges shown on such tax returns and reports to be owing by it, prior to the date on which penalties attach thereto except any such taxes or charges which (i) are being diligently contested in good faith by appropriate proceedings, (ii) for which adequate reserves in accordance with GAAP have been set aside on their respective books and (iii) with respect to which no Lien has been imposed upon any Receivables or Related Assets.

            (j) Segregation of Collections. Seller shall use its best efforts to ensure that there will be no deposit of any funds other than Collections into the Servicer Account and, to the extent that any such funds nevertheless are deposited into the Servicer Account, shall promptly identify any such funds, or shall cause such funds to be so identified, to NAFCO, the Administrator and the Trustee (following which notice, NAFCO shall cause the Administrator to return all such funds to the Seller).

            (m) Accuracy of Information. All written information furnished on and after the Closing Date by Seller or any other NAFCO Person to NAFCO,

      the Administrator or the Trustee pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date such statement was made and in light of the circumstances under which such statements were made or such information was furnished.

            (n) Credit and Collection Policies. Seller shall comply in all material respects with its Credit and Collection Policy in regard to each Receivable of the Seller and the Related Assets and the Contracts related to each such Receivable, where the failure so to comply, individually or in the aggregate for all such failures, would reasonably be expected to have a Material Adverse Effect.

      SECTION 6.2 Reporting Requirements. From the Closing Date until the first day following the Purchase Termination Date on which all Obligations of the Seller shall have been finally and fully paid and performed and the Pool Balance shall have been reduced to zero, Seller agrees that it will, unless NAFCO and the Trustee and (with respect to the notices described below in clauses (c) and (d)) the Applicable Rating Agencies shall otherwise give prior written consent, furnish to NAFCO and the Trustee and, in the case of the notices described below in clauses (c) and (d), to the Applicable Rating Agencies:

            (a) Annual Financial Statements. As soon as possible and in any event within 120 days after the end of each fiscal year of Seller, a copy of the consolidated balance sheet of Seller and its Consolidated Subsidiaries as at the end of such fiscal year and the related statements of earnings, stockholders' equity and cash flows of Seller and its Consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and prepared in accordance with GAAP consistently applied throughout the periods reflected therein, certified, without Impermissible Qualification, by KPMG Peat Marwick (or such other independent certified public accountants of a nationally recognized standing in the United States of America as shall be selected by Seller);

            (b) Amortization Events. As soon as possible, and in any event within two (2) Business Days after an Authorized Officer of the Seller has obtained knowledge of the occurrence of any Amortization Event or any Unmatured Amortization Event, a written statement of an Authorized Officer of Seller describing such event and the action that Seller proposes to take with respect thereto, in each case in reasonable detail;

            (c) Material Adverse Effect. As soon as possible and in any event within two (2) Business Days after an Authorized Officer of Seller has knowledge thereof, written notice that describes in reasonable detail any event or occurrence which, individually or in the aggregate for all such events or occurrences, has had, or that would have a substantial likelihood of having, a Material Adverse Effect;

            (d) Proceedings. As soon as possible and in any event within five Business Days after an Authorized Officer of Seller has knowledge thereof, written notice of (i) any litigation, investigation or proceeding of the type described in Section 5.1(f) not previously disclosed to NAFCO and
      (ii) any judgment, settlement or other final disposition with respect to any such previously disclosed litigation, investigation or proceeding;

            (e) Other. Promptly, from time to time, (i) such other information, documents, records or reports respecting the Receivables or the Related Assets or (ii) such other publicly available information respecting the condition or operations, financial or otherwise, of Seller, in each case as NAFCO may from time to time reasonably request in order to protect the interests of NAFCO, the Trustee or the Certificateholders under or as contemplated by this Agreement.

      SECTION 6.3 Negative Covenants. From the Closing Date until the first day following the Purchase Termination Date on which all Obligations of the Seller shall have been finally and fully paid and performed and the Pool Balance shall have been reduced to zero, unless NAFCO shall otherwise give its prior written consent, the Seller hereby agrees that it will perform the covenants and agreements set forth in this Section 6.3.

            (a) Sales, Liens, Etc. Except as otherwise provided herein or in the Pooling and Administration Agreement, Seller will not (i) (A) sell, assign (by operation of law or otherwise) or otherwise transfer to any Person,
      (B) pledge any interest in, (C) grant, create, incur, assume or permit to exist any Adverse Claim to or in favor of any Person upon or with respect to, or (D) cause to be filed any financing statement or equivalent document relating to perfection that covers, any Transferred Asset or any Contract related to any Receivable, or upon or with respect to the Servicer Account or any lockbox or other account to which any Collections of any such Receivable or any Related Assets are sent or any interest therein, or (ii) assign to any Person any right to receive income from or in respect of any of the foregoing.

            In the event that Seller fails to keep any Transferred Assets free and clear of any Adverse Claim (other than Adverse Claims arising hereunder, and other Adverse Claims permitted by any other Transaction Document), NAFCO may (without limiting its other rights with respect to Seller's breach of its obligations hereunder) make reasonable expenditures necessary to release such Adverse Claim. NAFCO shall be entitled to indemnification for any such expenditures pursuant to the indemnification provisions of Article IX. Alternatively, NAFCO may deduct such expenditures as an offset to the Purchase Price owed to Seller hereunder.


            (b) Extension or Amendment of Receivables. Seller will not extend, amend or otherwise modify the terms of any

      Receivable or Contract in a manner that could reasonably be expected to have a Material Adverse Effect other than (i) in accordance with the Credit and Collection Policy or (ii) with the consent of NAFCO.

            (c) Mergers, Acquisitions, Sales, etc. Except for (i) mergers or consolidations in which Seller is the surviving Person or (ii) mergers or consolidations of a Subsidiary of the Seller into the Seller, Seller will not be a party to any merger or consolidation. Seller will give NAFCO, the Applicable Rating Agencies and the Trustee notice of any such permitted merger or consolidation promptly following completion thereof. Seller will not, directly or indirectly, transfer, assign, convey or lease, whether in one transaction or in a series of transactions, all or substantially all of its assets or sell or assign, with or without recourse, any Receivables or Related Assets, in each case other than pursuant to this Agreement or the NAFCO Trust Agreement.

            (d) Change in Name. Seller will not (i) change its name or (ii) change the name under or by which it does business in any manner which would or may make any financing statement filed by Seller in accordance herewith seriously misleading within the meaning of Section 9-402(7) of an applicable enactment of the UCC, in each case unless Seller shall have given NAFCO, the Administrator, the Trustee and the Applicable Rating Agencies 30 days' prior written notice thereof and unless, prior to any such change in name, Seller shall have taken and completed all action required by Section 7.3.

            (e) Trust Agreement. Seller will not cause NAFCO to amend the NAFCO Trust Agreement without the Trustee's prior written consent.

            (f) Amendments to Transaction Documents. Seller will not amend or otherwise modify or supplement any Transaction Document to which it is a party unless NAFCO shall have given its prior written consent to each such amendment, modification or supplement, which consent shall not be unreasonably withheld or delayed.

            (g) Accounting for Purchases. Seller shall prepare its financial statements in accordance with GAAP and, to the extent the transactions contemplated in this Agreement constitute sales of the Purchased Assets under GAAP. Seller shall not prepare any financial statements which account for the transactions contemplated in this Agreement in any manner other than as a sale of the Purchased Assets by Seller to NAFCO, or in any other respect account for or treat the transactions contemplated in this Agreement (including but not limited to accounting and, where taxes are not consolidated, for tax reporting purposes) in any manner other than as a sale of the Purchased Assets by Seller to NAFCO.

            (h) Change in Credit and Collection Policy. Seller will not change the terms and provisions of the Credit and Collection Policy in any material respect unless the Rating Agency Condition is satisfied with respect thereto.

            (i) Change in Payment Instructions to Obligors. Seller will not make any change in its instructions to Obligors regarding payments to be made to the Servicer Account other than changes in such instructions which direct Obligors to make payments to another Servicer Account duly designated in accordance with the Servicing Agreement or to the Certificate Account.


                                   ARTICLE VII

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                        RESPECT OF THE TRANSFERRED ASSETS

      SECTION 7.1 Rights of NAFCO.

      (a) Subject to Section 7.4, Seller hereby authorizes NAFCO, the Administrator and/or their respective designees or assignees to take any and all steps in Seller's name and on behalf of Seller that NAFCO, the Administrator and/or their respective designees or assignees determine are reasonably necessary or appropriate to collect all amounts due under any and all Transferred Assets and enforcing or protecting their rights under this Agreement, including endorsing the name of Seller on checks and other instruments representing Collections and enforcing such Receivables and Related Assets.

      (b) Except as set forth in Section 3.5 with respect certain Repurchase Events, NAFCO shall have no obligation to account for, to replace, to substitute or to return any Purchased Asset to Seller. NAFCO shall have no obligation to account for, or to return Collections, or any interest or other finance charge collected pursuant thereto, to Seller, irrespective of whether such Collections and charges are in excess of the Purchase Price for such Purchased Assets.

      (c) NAFCO shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Transferred Assets, and all of NAFCO's right, title and interest in, to and under this Agreement and the NAFCO Trust Agreement, on whatever terms NAFCO shall determine, pursuant to the Pooling and Administration Agreement or otherwise.

      (d) NAFCO shall have the sole right to retain any gains or profits created by buying, selling or holding the Transferred Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

      SECTION 7.2 Responsibilities of Seller. Anything herein to the contrary notwithstanding:

            (a) Seller agrees to deliver directly to the Administrator (for NAFCO's account), within one Business Day after receipt thereof, any Collections that it receives, in the form so received, and agrees that all such Collections shall be deemed to be received in trust for NAFCO and shall be maintained and segregated separate and apart from all other funds and moneys of Seller until delivery of such Collections to the Administrator.

            (b) Seller shall perform all of its obligations hereunder and under the Contracts related to the Receivables and Related Assets to the same extent as if such Receivables had not been sold hereunder, and the exercise by NAFCO or its designee or assignee of NAFCO's rights hereunder or in connection herewith shall not relieve Seller from any of its obligations under the Contracts or Related Assets related to the Receivables.

            (c) Seller hereby grants to NAFCO an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by NAFCO (whether or not from Seller) in connection with any Purchased Asset.

      SECTION 7.3 Further Action Evidencing Purchases. Seller agrees that from time to time, at its expense, it will promptly, upon reasonable request, execute and deliver all further instruments and documents, and take all further action, in order to perfect, protect or more fully evidence the purchase by NAFCO or contribution to NAFCO of the Receivables and the Related Assets under this Agreement or the NAFCO Trust Agreement (as applicable), or to enable NAFCO to exercise or enforce any of its rights hereunder or under any other Transaction Document. Seller further agrees that from time to time, at its expense, it will promptly, upon request, take all action that NAFCO, the Administrator or the Trustee may reasonably request in order to perfect, protect or more fully evidence such purchase or contribution of the Receivables and the Related Assets or to enable NAFCO or the Trustee (as the assignee of NAFCO) to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of NAFCO, Seller will:

            (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as NAFCO or the Trustee may reasonably determine to be necessary or appropriate; and

            (b) mark the master data processing records evidencing the Receivables with the following legend:

            "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD
            TO NAFCO FUNDING TRUST AND SUCH RECEIVABLES HAVE
            BEEN TRANSFERRED BY NAFCO FUNDING TRUST TO THE
            NAFCO AUTO RECEIVABLES MASTER TRUST."

      Seller hereby authorizes NAFCO or its designee or assignee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Assets of Seller, in each case whether now existing or hereafter generated by Seller. Except for material performance obligations of the Seller to any Obligor hereunder or under any of the Contracts, if (i) Seller fails to perform any of its agreements or obligations under this Agreement and does not remedy such failure within the applicable cure period, if any, and (ii) NAFCO in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect the interests of NAFCO under this Agreement, then NAFCO or its designee or assignee may (but shall not be required to) perform, or cause performance of, such agreement or obligation and the reasonable expenses of NAFCO or its designee or assignee incurred in connection with such performance shall be payable by the Seller as provided in Section 9.1.

      SECTION 7.4 Rights of NAFCO and Its Assignees.

      At any time when an Administrator other than National Auto has been designated pursuant to Section 10.02 of the Pooling and Administration Agreement, the Seller shall, at NAFCO's request, assemble all of the Records which evidence the Receivables and Related Assets originated by the Seller and the Contracts related to such Receivables, or which are otherwise necessary or desirable to collect such Receivables or Related Assets, and make the same available to NAFCO or the Trustee at a place selected by the Trustee or its designee.

      SECTION 7.5 Notice to Trustee. Seller (including any seller added after Closing Date) agrees that, concurrently with its delivery to NAFCO, copies of all notices, reports, documents and other information shall be delivered by the Seller to the Trustee.

      SECTION 7.6 Acknowledgement of Transfer. Seller hereby acknowledges that NAFCO will transfer all of its interests and rights hereunder (including all rights of consent) to the Trustee under the Pooling and Administration

Agreement.


                                  ARTICLE VIII

                                   TERMINATION

      SECTION 8.1 Termination by the Seller. The Seller may terminate its agreement to sell Receivables hereunder to NAFCO by giving NAFCO and the Trustee not less than five Business Days' prior written notice of the Seller's election not to continue to sell Receivables to NAFCO. The Trustee shall notify the Certificateholders within five Business Days of receiving any such notice. Upon receipt of a termination notice from the Seller, NAFCO shall cause each Series of Revolving Certificates to be repaid as early as is practicable.

      SECTION 8.2 Automatic Termination. The agreement of the Seller to sell Receivables hereunder, and the agreement of NAFCO to purchase Receivables from the Seller hereunder, shall terminate automatically on the earlier to occur of
(i) the Scheduled Amortization Commencement Date, (ii) an Amortization Event (which Amortization Event has not been waived in accordance with the Pooling and Administration Agreement), and (iii) a bankruptcy proceeding being filed by or against the Seller or NAFCO.

                                   ARTICLE IX

                                 INDEMNIFICATION

      SECTION 9.1 Indemnities by the Seller. Seller shall indemnify and hold harmless NAFCO, each of its successors, permitted transferees and assigns, and all officers, directors, shareholders or trust certificateholders, employees and agents of any of the foregoing (each of the foregoing persons being individually called a "RPA Indemnified Party"), from and against any loss, liability, expense, claim, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Seller pursuant to this Agreement arising out of or based on the arrangement created by this Agreement and the activities of the Seller taken pursuant thereto, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Seller shall not indemnify NAFCO if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence or wilful misconduct by NAFCO; and provided further, that the Seller shall not indemnify NAFCO for any liabilities, cost or expense of NAFCO with respect to any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by NAFCO in connection herewith to any taxing authority. Any indemnification under this Article IX shall survive the termination of the Agreement.



                                    ARTICLE X

                                  MISCELLANEOUS

      SECTION 10.1  Amendments; Waivers, Etc.

      (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and signed by NAFCO and the Seller (with respect to an amendment) or by NAFCO (with respect to a waiver or consent by it) and, as provided in Section 7.02(i) of the Pooling and Administration Agreement, by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement shall not be amended unless NAFCO shall have delivered the proposed amendment to the Applicable Rating Agencies at least ten Business Days (or such shorter period as shall be acceptable to each of them) prior to the execution and delivery thereof.

      (b) No failure or delay on the part of NAFCO, any RPA Indemnified Party, or the Trustee or any other third party beneficiary referred to in Section 10.12(a) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by NAFCO or the Trustee under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 10.2 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, by facsimile or by overnight courier, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto given in accordance with this Section 10.2. Copies of all notices and other communications provided for hereunder shall be delivered to the Trustee and the Applicable Rating Agencies at their respective addresses for notices set forth in the Pooling and Administration Agreement. All notices and communications provided for hereunder shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid and properly addressed,
(c) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means and (d) if sent by overnight courier, two Business Days after having been given to such courier unless sooner received by the addressee.

      SECTION 10.3 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, Seller hereby authorizes NAFCO, at any time and from time to time, to the fullest extent permitted by law, to set-off, against any Obligations of Seller to NAFCO that are then due and payable or that are not then due and payable from the Seller to NAFCO but have then accrued, any and all indebtedness or other obligations at any time owing to Seller by NAFCO to or for the credit or the account of Seller or that are not then due and payable from NAFCO to Seller but have then accrued.

      SECTION 10.4 Binding Effect; Assignability; Survival of Provisions. This Agreement shall be binding upon and inure to the benefit of NAFCO and the Seller and its respective successors and permitted assigns. The Seller may not assign any of its rights hereunder or any interest herein without the prior written consent of NAFCO, the Trustee and the Applicable Rating Agencies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the first date following the Purchase Termination Date, but not later than the date on which the Trust is terminated pursuant to Section 12.01 of the Pooling and Administration Agreement, on which all Obligations of the Seller shall have been finally and fully paid and performed or such other time as the parties hereto shall agree and as to which the Trustee (at the direction of the Majority Certificateholders) shall have given its prior written consent, which consent shall not be unreasonably withheld or delayed. The rights and remedies with respect to any breach of any representation and warranty made by Seller pursuant to Article V and the indemnification and payment provisions of Article IX and
Section 10.6 shall be continuing and shall survive any termination of this Agreement.

      SECTION 10.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF NAFCO IN THE RECEIVABLES AND THE RELATED ASSETS ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

      SECTION 10.6 Costs, Expenses and Taxes. In addition to the obligations of the Seller under Article IX, Seller, severally with respect to itself, agrees to pay on demand:

            (a) all reasonable out-of-pocket and other costs and expenses in connection with the enforcement of, and any modifications, amendments or waivers of, this Agreement, the Seller Assignment Certificate or the other Transaction Documents by NAFCO or any successor in interest to NAFCO; and

            (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery by the Seller, and the filing and recording, of this Agreement or the other Transaction Documents, and agrees to indemnify each RPA Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      SECTION 10.7 SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT.

      SECTION 10.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF EITHER OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      SECTION 10.9 Integration. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

      SECTION 10.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

      SECTION 10.11 No Partnership or Joint Venture. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture.

      SECTION 10.12 No Proceedings. The Seller hereby agrees that it will not institute against NAFCO or the Trust, or join any other Person in instituting against NAFCO or the Trust, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of

"Event of Bankruptcy") so long as any Certificates issued by the Trust shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Certificates shall have been outstanding. The foregoing shall not limit the right of Seller to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against NAFCO or the Trust by any Person other than Seller, or any other NAFCO Person.

      SECTION 10.13 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any of the other Transaction Documents shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement or such other Transaction Document (as applicable) and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any of the other Transaction Documents.

      SECTION 10.14 Recourse to NAFCO. Except to the extent expressly provided otherwise in the Transaction Documents, the obligations of NAFCO under the Transaction Documents to which it is a party are solely the obligations of NAFCO, and no recourse shall be had for payment of any fee payable by or other obligation of or claim against NAFCO that arises out of any Transaction Document to which NAFCO is a party against any trustee, officer or employee of NAFCO. The provisions of this Section 10.14 shall survive the termination of this Agreement.

      SECTION 10.15 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by The Chase Manhattan Bank (USA), not individually or personally but solely as trustee of NAFCO, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of NAFCO is made and intended not as personal representations, undertakings and agreements by The Chase Manhattan Bank (USA) but is made and intended for the purpose for binding only NAFCO and (c) under no circumstances shall The Chase Manhattan Bank (USA) be personally liable for the payment of any indebtedness or expenses of NAFCO or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by NAFCO under this Agreement or the other Transaction Documents.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                       NATIONAL AUTO FINANCE COMPANY L.P.


                        By: NATIONAL AUTO FINANCE CORPORATION,
                               as General Partner



                          By: _________________________
                            Name
                            Title:

                        Address:   One Park Place
                                   621 NW 53rd Street
                                   Boca Raton, Florida 33487

                        Attention:
                            Telephone: (407) 997-2747
                            Facsimile: (407) 997-2793


                        NAFCO FUNDING TRUST


                       By: THE CHASE MANHATTAN BANK (USA),
                            not in its individual capacity
                            but solely as Owner Trustee of the
                               NAFCO Funding Trust


                          By: _________________________
                                      Name:
                            Title:

                          Address: 802 Delaware Avenue
                           Wilmington, Delaware 19801

                        Attention:
                        Telephone:
                        Facsimile: